UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2010

(Exact name of registrant as specified in its charter)

GEORGIA	000-32627	58-1423423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 455, 1010 NORTH WAY, DARIEN, GEORGIA	31305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (912) 437-4141

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Southeastern Banking Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 11, 2010 to consider and vote on the matters listed below. A total of 2,241,731 or 71.43% of the Company’s shares of common stock were present or represented by proxy at the Meeting. Shares of common stock that were outstanding and entitled to vote at the Meeting totaled 3,138,531.

Proposal 1: Election of Five Directors for One-Year Terms

The individuals named below were elected to serve as directors of the Company for a one-year term expiring in 2011:

Directors	VOTES For	VOTES Withheld	Broker Non-Votes
Alyson G. Beasley	1,566,207	10,560	664,964
Leslie H. Blair	1,576,767	—	664,964
David H. Bluestein	1,576,767	—	664,964
Cornelius P. Holland, III	1,576,767	—	664,964
Alva J. Hopkins, III	1,566,207	10,560	664,964

Proposal 2: Setting the Number of Directors at 9

Shareholders approved setting the number of directors at a nine member maximum with four to remain vacant until the elected Board deems it in the Company’s best interest to fill one or more of such vacancies.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
2,222,721	19,010	—	—

Proposal 3: Appointment of Independent Auditors by the Audit Committee

Shareholders approved the appointment of independent auditors by the Audit Committee.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
2,241,653	—	78	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANKING CORPORATION
(Registrant)

By:	/s/ ALYSON G. BEASLEY
Alyson G. Beasley, Vice President & Treasurer

Date: May 14, 2010

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